EXHIBIT 5


                      Nixon, Hargrave, Devans & Doyle LLP
                        Attorneys and Counselors at Law
                                 Clinton Square
                         Rochester, New York 14603-1051
                                 (716)263-1000


                                        October 20, 1998
Gannett Co., Inc.
1100 Wilson Boulevard
Arlington, Virginia  22234
Dear Sirs:

         Gannett Co., Inc. (the "Company") is filing on or about this date with the Securities and Exchange Commission a Registration Statement on Form S-8 (the "Registration Statement") in connection with the registration of $50,000,000 aggregate amount of interests ("Interests") in the Gannett Co., Inc. 1987 Deferred Compensation Plan (the "Plan") which are offered to eligible employees of the Company and its subsidiaries.

         As counsel to the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or advisable for the purpose of this opinion.

         Based upon the foregoing, we are of the opinion that when (i) the Registration Statement and any amendments thereto filed with the Securities and Exchange Commission have become effective, (ii) the applicable provisions of such state securities laws as may be applicable have been complied with, and
(iii) contributions thereon are credited to the accounts of participating employees in the manner provided by the Plan, the Interests in the Plan will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the use of our name under Item 5, "Interests of Named Experts and Counsel," in the Registration Statement.

                                        Very truly yours,



                                        /s/ Nixon, Hargrave, Devans & Doyle LLP

                                        Nixon, Hargrave, Devans & Doyle LLP